                                                                   EXHIBIT 10.28

                       KEY EMPLOYEE RETENTION AGREEMENT


     THIS AGREEMENT dated May 1, 1997, by and between GENERAL SCANNING INC., a Massachusetts corporation having its principal place of business in Watertown, Massachusetts (the "Company"), and Joseph Verderber of Weston, Massachusetts
                    -------
(the "Employee")
      --------

                               WITNESSETH THAT:

     WHEREAS, the Employee has been for approximately 6 years, employed by the Company; the Employee's experience and knowledge of the affairs of the Company are valuable to the Company; and the Company considers it essential to the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below);

     NOW, THEREFORE, the parties agree as follows:

     1.  Defined Terms. For purposes of this Agreement, the definitions of
         -------------
capitalized terms used in this Agreement are as follows:

     (a) "Acquiring Person" shall mean any Person who acquires a beneficial
          --------- ------
ownership of twenty percent (20%) or more of the outstanding voting securities of the Company, other than any existing Beneficial Owner on May 1, 1997 so long as any such existing Beneficial Owner does not (either individually or as a participant in any group of affiliates or associates, as such terms are defined in Rule 12b-2 under the Exchange Act) acquire additional shares of the Company's Common Stock representing more than 1% of the total outstanding Common Stock on the Record Date.

     (b) "Approved Change in Control" shall mean a Change in Control which shall
          -------- ------ -- -------
have been approved, and/or recommended to the Company's shareholders, by a majority of the Continuing Directors.

     (c) "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under
          ---------- -----
the Exchange Act.

     (d) "Board" shall mean the Board of Directors of the Company.
          -----

     (e) "Cause" for termination of the Employee's employment by the Company,
          -----
after any Change in Control, shall mean any of the following:

         (i) The willful and continued failure by the Employee to perform the Employee's duties with the Company, which failure continues for more than ten
(10) days after written notice given to the Employee pursuant to a vote of at least two-thirds of the Continuing Directors, such vote to set forth in reasonable detail the nature of such failure;

          (ii) The willful engaging by the Employee in gross misconduct which is demonstrably and materially injurious to the Company, financially or otherwise; or

          (iii) Conviction of the Employee by a court of competent jurisdiction of, or the Employee's pleading nolo contendere to, any criminal offense involving dishonesty or breach of trust or any felony or crime of moral turpitude;

provided that, for purposes of clauses (i) and (ii) of this definition, no act
--------
or failure to act on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's act, or failure to act, was in the best interest of the Company.

     (f)  A "Change in Control" shall have occurred if any of the following
             ------ -- -------
conditions has been satisfied:

          (i) Continuing Directors constitute two-thirds or less of the membership of the Board;

          (ii) any Acquiring Person becomes a Beneficial Owner of the Company's voting securities;

          (iii) there is a change in control of the Company that must be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of
Schedule 14A of Regulation 14A or any similar item, schedule, or form under the Exchange Act; or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company, or an agreement for the sale or disposition by the Company of substantially all of the Company assets.

     (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.
          ----

     (h) "Company" shall have the meaning specified in the preamble and shall
          -------
include any successor to its business and/or assets.

     (i) "Continuing Director" shall mean any member of the Board, other than an
          ---------- --------
Acquiring Person, (i) who has continuously been a member of the Board since not later than the date of a Potential Change in Control or (ii) who is elected to succeed a Continuing Director by a majority of the then Continuing Directors or who is nominated by a majority of the then Continuing Directors.

     (j)  "Date of Termination" shall have the meaning described in Section 6.2
           ---- -- -----------
of this Agreement.

     (k)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           -------- ---
amended.

     (1)  "Good Reason" for termination by the Employee of his/her employment
           ---- ------
shall mean the occurrence of any of the following acts by the Company, or failures of the Company to act, unless (for any act or failure to act described in paragraphs (i), (v), or (vi) below) such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination or (in the case of paragraph (iii) below) such act is not objected to in writing by the Employee within four months after notification of the Company's intention to take the action contemplated by paragraph (iii):

          (i) The assignment to the Employee of any duties inconsistent with the Employee's status as an executive of the Company or a material alteration, adverse to the Employee, in the nature, scope or status of the Employee's responsibilities, title, authorities, powers, functions or duties normally exercised by an executive in such capacity, unless such change in title, duties, responsibilities, etc. is by mutual written agreement of the parties to this Agreement;

          (ii) A reduction by the Company in the Employee's annual base salary as in effect on the date of this Agreement or as it may be increased, except for across-the-board salary reductions similarly affecting all executives of the Company and all executives of any Person in control of the Company;

          (iii) The fact that the Company requires the Employee to be based anywhere other than within 25 miles of the offices where the Employee was based on the date of the Change in Control, except for required travel on the Company's business to an extent substantially consistent with the Employee's present business travel obligations;

          (iv) The failure by the Company, without the Employee's consent, to pay to the Employee any portion of the Employee's current compensation (or to pay to the Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company), within fourteen (14) days of the date such compensation is due, or a material breach by the Company of any other provision of this Agreement, which breach continues for more than fourteen days following written notice given by the Employee to the Company, such written notice to set forth in reasonable detail the nature of such breach;

          (v) The failure by the Company to continue in effect any compensation plan in which the Employee participates immediately prior to the Change in Control which is material to the Employee's total compensation;

          (vi) The failure by the Company to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee prior to the Change in Control, including without limitation as applicable use of an automobile, coverage of membership dues, provision of services, and benefits under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Employee was participating at the time of the Change in Control;

          (vii) The failure by the Company to provide the Employee with the number of paid vacation days to which the Employee is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

          (viii) Any purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of
Section 6.1 of this Agreement (notwithstanding that, for purposes of this Agreement, no such purported termination shall be effective);

provided that (A) the Employee's right to terminate his/her employment for Good
--------
Reason shall not be affected by the Employee's incapacity due to physical or mental illness; and (B) the Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason under this Agreement.

     (m)  "Notice of Termination" shall have the meaning stated in Section 6.1
           ------ -- -----------
of this Agreement.

     (n)  "Person" shall have the meaning given in Section 3(a)(9) of the
           ------
Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

     (o)  "Potential Change in Control" has occurred if one of the following
           --------- ------ -- -------
conditions is satisfied:

          (i) The Company enters into an agreement which would result in a Change in Control;

          (ii) The Company or any Person publicly announces an intention to take or to consider taking actions which would constitute a Change in Control;

          (iii) Any Person becomes the direct or indirect Beneficial Owner of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding securities, other than any existing Beneficial Owner on May 1, 1997 so long as any such existing Beneficial Owner does not (either individually or as a participant in any group of affiliates or associates, as such terms are defined in Rule 12b-2 under the

Exchange Act) acquire additional shares of the Company's Common Stock representing more than 1% of the total outstanding Common Stock on the Record Date; or

          (iv) The Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

     (p) "Severance Payments" shall mean those payments described in Section 5
          --------- --------
of this Agreement.

     2.  Term of Agreement. This Agreement shall commence as of May 1, 1997 and
         -----------------
shall continue through April 30, 1998, provided that, commencing on May 1, 1998, and on each subsequent May 1, the term of this Agreement automatically shall be extended for one additional year unless, not later than the preceding December 31, the Company or the Employee shall have given notice not to extend this Agreement or a Change in Control shall have occurred prior to such May 1. If a Change in Control shall have occurred during the term of this Agreement, however, this Agreement shall continue in effect for a period of not less than twenty-four (24) months beyond the last day of the month in which such Change in Control occurred.

     3.  The Company's Covenants Summarized: Not an Employment Contract. In
         --------------------------------------------------------------
order to induce the Employee to remain in the employ of the Company and in consideration of the Employee's covenants set forth in Section 4, the Company agrees, under the conditions described in this Agreement, to pay the Employee the Severance Payments described in Section 5 of this Agreement and the other payments and benefits described in the event the Employee's employment with the Company is terminated following a Change in Control and during the term of this Agreement. No amount or benefit shall be payable under this Agreement unless there shall be deemed to have been a termination of the Employee's employment with the Company following a Change in Control. This Agreement shall not be construed as creating an express or implied contract of employment, and, except as otherwise agreed in writing between the Employee and the Company, the Employee shall not have any right to be retained in the employ of the Company.

     4.  Employee's Covenants. The Employee agrees that, subject to the terms
         --------------------
and conditions of this Agreement, the Employee will remain in the employ of the Company until the earliest of (i) the date of a Change in Control which is not an Approved Change in Control, (ii) the first anniversary of the date of an Approved Change in Control, (iii) the date of termination by the Employee of his/her employment for Good Reason, by reason of death or Retirement, or (iv) the termination by the Company of the Employee's employment for any reason.

     5.    Severance Payments.
           ------------------

     5.1   Basic Severance Amount. The Company shall pay the Employee the
           ----------------------
payments described as follows in this Section 5, upon the payment date specified in Section 5.3 after the termination of the Employee's employment following a Change in Control during the term of this Agreement, unless the termination is
(i) by the Company for Cause, (ii) by reason of death, or (iii) by the Employee without Good Reason. The Employee's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Employee with Good Reason if the Employee's employment is terminated prior to a Change in Control without Cause at the direction of a Person who has entered into an agreement with the Company, the consummation of which will constitute a Change in Control or if the Employee terminates his/her employment with Good Reason prior to a Change in Control if the circumstances or event which constitutes Good Reason occurs at the direction of such Person.

     (a) In lieu of any further salary payments or severance benefits to the Employee for periods subsequent to the Date of Termination, the Company shall pay to the Employee a lump sum severance payment, in cash, equal to four times the sum of (i) the Employee's annual base salary as in effect either, whichever is higher, (A) immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or (B) immediately prior to the Change in Control and (ii) the average of the amounts paid as an annual bonus to the Employee with respect to the three fiscal years immediately preceding either, whichever is higher, (A) the occurrence of the event or circumstances upon which the Notice of Termination is based or (B) the Change in Control.

     (b) In lieu of any further life, disability, accident and health insurance benefits due the Employee, the Company shall pay to the Employee a lump sum amount, in cash, equal to the cost to the Company (as determined by the Company in good faith with reference to its most recent actual experience) of providing such benefits, to the extent that the Employee is eligible to receive such benefits immediately prior to the Notice of Termination for a period of four years commencing on the Date of Termination. (The sum of the payments which the Employee may become entitled to receive pursuant to the preceding paragraph (a) and this paragraph (b), as computed prior to any Gross-up Payment which may become due in respect thereof pursuant to Section 5.2 below, shall be referred to in this Section 5.1 as the "Severance Base Amount".)
                               ---------------------

     (c) Notwithstanding the foregoing provisions of this Section 5.1, in the event of an Approved Change in Control, the payments which the Employee shall become entitled to received pursuant to this Section 5.1 shall be reduced to the higher of (i) an aggregate amount (which, when added together with all other compensation required to be taken into account pursuant to Section 280G of the Code) equal to $1.00 less than the aggregate severance payments which would result in any portion thereof becoming subject to the excise tax imposed under Section 280G of the Code, or (ii) 50% of the Severance Base Amount; provided that (A) in the event that the Employee obtains other full-time
--------
employment within two years after the Date of Termination (the "Mitigation
                                                                ----------
Period"), the aggregate severance payment to which the Employee is entitled
------
pursuant to this paragraph (c) shall be reduced by the amount of base salary payable to the Employee as compensation for such new employment for the remaining portion of the Mitigation Period following the commencement date of such new employment; (B) in the event that the Employee shall reach age 65 during the Mitigation Period, the aggregate severance payment to which the Employee would be entitled pursuant to the preceding provisions of this paragraph (c) shall be reduced to the percentage thereof obtained by dividing the number of days in the Mitigation Period prior to the Employee's 65th birthday by 730; but (C) in no event shall the aggregate severance payment to which the Employee shall become entitled pursuant to this paragraph (c) be reduced below 25% of the Severance Base Amount.

     5.2  Tax Gross-Up.  Anything in this Agreement to the contrary
          ------------
notwithstanding and except as provided in Section 5.1(c) or as set forth in paragraph (b) of this Section 5.2, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5.2) (a "Subject Payment") would be subject
                                              ------- -------
to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the following provisions
                                 ------ ---
shall be applicable:

     (a) The Employee shall be entitled to receive an additional payment (a "Gross-up Payment") in an amount such that after payment by the Employee of all
 -------- -------
taxes (including any interest or penalties imposed with respect to such taxes), including without limitation any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-up Payment, the Employee retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Subject Payments.

     (b) Notwithstanding the foregoing paragraph (a), if it shall be determined that the Employee is entitled to a Gross-up Payment, but that the Employee, after taking into account the Subject Payments and the Gross-up Payment, would not receive a net after-tax benefit of at least $50,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to the Employee resulting from an elimination of the Gross-up Payment and a reduction of the Subject Payments, in the aggregate, to an amount (the "Reduced
                                                                        -------
Amount") such that the receipt of Subject Payments
------
would not give rise to any Excise Tax, then no Gross-up Payment shall be made to the Employee and the Subject Payments, in the aggregate, shall be reduced to the Reduced Amount.

     (c) All determinations required to be made under this Section 5.2, including whether and when a Gross-up Payment is required and the amount of such Gross-up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen LLP or such other certified public accounting firm as may be designated by the Company (the "Accounting
                                                                 ----------
Firm") which shall provide detailed supporting calculations both to the Company
----
and the Employee within fifteen (15) business days of the receipt of notice from the Employee that there has been a Subject Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for any Acquiring Person, the Company shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Employee.

     5.3  Payment Date: Estimated Payments.
          --------------------------------

     (a) The Company shall make the payments provided for in Section 5.1 not later than the fifth (5th) day following the Date of Termination.

     (b) Any Gross-up Payment, as determined pursuant to Section 5.3, shall be paid by the Company to the Employee within five (5) days of the receipt of the Accounting Firm's determination.

     (c) If the Company has been unable fully to determine the amounts of payments due pursuant to Section 5.1, the Company shall pay to the Employee on such day an estimate, as determined by the Employee, of the minimum amount of such payments to which the Employee is clearly entitled. The Company shall pay the remainder of such payments, together with interest at the rate provided in
Section 1274(d) of the Code, as soon as the amount is determined, but no later than the thirtieth (30th) day after the Date of Termination.

     (d) In the event that (i) the amount of the estimated payments exceeds the amount the Company subsequently determines to have been due, or (ii) the amount of severance payment paid to the Employee pursuant to Section 5.1(c) shall exceed by virtue of proviso (A) to Section 5.1(c) the amount of aggregate severance payment to which the Employee is entitled, then (in the case of either of the preceding clauses (i) or (ii)) such excess shall constitute a loan by the Company to the Employee, payable on the fifth (5th) business day after demand by the Company, together with interest at the rate provided in the above-referenced section of the Code.

     6.   Termination Procedures and Compensation During Dispute.
          ------------------------------------------------------

     6.1  Notice of Termination. For purposes of this Agreement, a
          ---------------------
"Notice of Termination" shall mean a notice which shall indicate the specific
 ------ -- -----------
termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

     6.2  Date of Termination.  The term "Date of Termination," with respect to
          -------------------             ---- -- -----------
any purported termination of the Employee's employment after a Change in Control and during the term of this Agreement, shall mean the date specified in the Notice of Termination. In the case of termination by the Company, the date shall not be less than thirty (30) days after the date such Notice of Termination is given, except in the case of a termination for Cause. In the case of termination by the Employee, the date shall not be less than fifteen (15) days nor more than sixty (60) days after the date such Notice of Termination is given.

     6.3  Dispute Concerning Termination. If within fifteen (15) days after any
          ------------------------------
Notice of Termination is given or, if later, prior to the Date of Termination, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order of decree of a court of competent jurisdiction provided that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

     6.4  Compensation During Dispute.  If a purported termination occurs
          ---------------------------
following a Change in Control and during the term of this Agreement, and such termination is disputed in accordance with Section 6.3 above, the Company shall continue to pay the Employee the full compensation in effect when the notice giving rise to the dispute was given (including without limitation salary) and continue the Employee as a participant in all compensation, benefit and insurance plans in which the Employee was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 6.3 above. Amounts paid under this Section 6.4 are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

     7.   No Mitigation. If the Employee's employment by the Company is
          -------------
terminated during the term of this Agreement, the Employee is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Employee by the Company pursuant to Section 5 or Section 6.4 above.

Further, the amount of any payment or benefit provided for in Section 5 or
Section 6.4 above (except to the extent specifically set forth in the proviso to Section 5.1(c) above) shall not be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Company, or otherwise.

     8.   Successors: Binding Agreement.
          -----------------------------

     8.1  Assumption and Performance of Agreement. The Company will require that
          ---------------------------------------
any successor to the business and/or its assets must expressly assume and agree to perform this Agreement as if no such succession had taken place. Failure to do so shall entitle the Employee to compensation from the Company in the same amount and on the same terms to which the Employee would be entitled if the Employee were to terminate his/her employment for Good Reason after a Change in Control, except that the effective date for the succession shall be the Date of Termination.

     8.2  Successors. This Agreement shall inure to the benefit of and be
          ----------
enforceable by the Employee's personal or legal representative, executor, administrator, successors, heirs, distributees, devisees and legatees. If the Employee shall die while any amount would still be payable to him (excluding amounts which, by their own terms, terminate upon the death of the Employee) if the Employee had continued to live, all such amounts, unless otherwise provided in the Agreement, shall be paid in accordance with the terms of this Agreement to the executor, personal representative or administrator of the Employee's estates.

     9.   Notices. For the purpose of this Agreement, notices and all other
          -------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance with the Agreement, except that notice of change of address shall be effective only upon actual receipt:

          If to the Company:

          General Scanning Inc.
          500 Arsenal Street
          Watertown, MA 02172
          Attn: Chairman of the Board

          If to the Employee:

          Joseph Verderber
          72 Chestnut Street
          Weston, MA 02193


     10.  Miscellaneous. No provision of this Agreement may be modified, waived
          -------------
or discharged unless such is agreed to in writing and signed by the Employee and such officer of the Company as may be specifically designated by the Board. Except as expressly provided in this Agreement, no waiver by any party at of a breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations with respect to the subject matter of this Agreement have been made by any party which are not expressly set forth in this Agreement. This Agreement shall be construed as an instrument executed under seal. All references to sections of the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for in this Agreement shall be paid (subject to Section 5.2) net of any applicable withholding required under federal, state or local law and any additional withholding to which the Employee has agreed. The obligations of the Company under Sections 5, 6, 7 and 12 of this Agreement shall survive the expiration of the term of this Agreement.

     11.  Enforceability. The invalidity or unenforceability of any provision
          --------------
of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     12.  Settlement of Disputes: Arbitration.  All claims by the Employee for
          -----------------------------------
benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Employee in writing and shall set forth the specific reasons for the denial and the specific provision of this Agreement relied upon. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association. Judgment may be entered on the arbitrator's award in any court having jurisdiction. However, the Employee shall be entitled to seek specific performance of the Employee's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     13.  Applicable Law. The validity, interpretation, construction and
          --------------
performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company and by the Employee as of the date first written above.


                                        GENERAL SCANNING INC.


                                        By: /s/ Charles Winston
                                           ------------------------------------
                                        Title: President


                                        THE EMPLOYEE


                                        /s/ Joseph A. Verderber  6/16/97
                                        ---------------------------------------
                                        Name: Joseph A. Verderber

                                                                      GP&H Draft
                                                                        10/23/98

                 AMENDMENT TO KEY EMPLOYEE RETENTION AGREEMENT


     Reference is hereby made to that certain Key Employee Retention Agreement (the "Original Agreement") dated May 1, 1997 by and between General Scanning Inc., a Massachusetts corporation (the "Company") and Joseph A. Verdeber of Weston, Massachusetts (the "Employee").

     WHEREAS, the Company has entered into an Agreement and Plan of Merger dated as of October __, 1998 (the "Merger Agreement") with [Lynx] and [Merger Sub], a wholly owned subsidiary of [Lynx), pursuant to which Merger Sub shall merge with and into the Company and the Company shall thereupon be a wholly owned subsidiary of [Lynx]; and

     WHEREAS, the consummation of the transactions contemplated by the Merger Agreement are expected to benefit the Company and the Employee; and

     WHEREAS, the execution of this Amendment to the Original Agreement (the "Amendment") is a condition to the obligations of [Lynx] and Merger Sub to close the transactions contemplated by the Merger Agreement.

     NOW THEREFORE, the Company and the Employee hereby agree as follows:

     1. Section 1(f) of the Original Agreement is hereby amended by adding the following language at the end of the section:

     "Notwithstanding any provisions of this Agreement to the contrary, a merger of the Company with or into Lumonics Inc., a corporation organized under the laws of Canada, or Lumonics Corporation, a corporation organized under the laws of Michigan (together, "Lumonics") or any Person which is a subsidiary or other affiliate of Lumonics shall not be deemed to be a Change in Control for purposes of this Agreement."

     2. The parties hereby ratify and confirm that they continue to be bound by the terms and provisions of the Original Agreement which, except as expressly modified hereby, shall continue in full force and effect.

     3. Any term used herein and not defined shall have the meaning ascribed to such term in the Original Agreement.

     IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument by the Company and by the Employee as of October 27, 1998.



                                    GENERAL SCANNING INC.


                                    By:   /s/ C.D. Winston
                                       -----------------------
                                    Name:  C.D. Winston
                                    Title: President and CEO



                                    EMPLOYEE:


                                    /s/ Joseph A. Verderber
                                    --------------------------
                                    Name:

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                          Special Retention Agreement
                            For Joseph A. Verderber


Reference is made to the Key Employee Retention Agreement (the Agreement) dated May 1, 1997 between General Scanning Inc. (GSI) and Joseph A. Verderber (JAV). Reference is also made to "Amendment to Key Employee Retention Agreement" (the Waiver) dated October 27, 1998, which provides that a merger with or into Lumonics would not be considered a Change of Control for the purposes of the Agreement.

In return for executing the Waiver, GSI hereby grants to JAV the following rights and entitlements in the event that a business combination (the Merger) between GSI and Lumonics does occur:

1) GSI will provide employment in the merged Company ("GSI Lumonics") for JAV for at least one year from the date of Merger.
2) That employment will be at not less than the total annual compensation currently in place for JAV, including incentive earnings opportunities.
3) That employment will be at an appropriate level of responsibility commensurate with the GSI employment experience of JAV.
4) On or after the one-year anniversary of the Merger, either GSI Lumonics or JAV may opt to terminate JAV's employment with GSI Lumonics. In the event of such termination by either party, JAV will be entitled to a Severance Payment as defined below. There will be a Basic Severance Amount equal to the sum of one year's base salary (at the rate in effect at the time of the signing of the Waiver or at the time of the Termination, whichever is higher) plus an amount equal to the average of the annual bonuses paid to JAV in the three fiscal years preceding the date of the Waiver. In addition, GSI Lumonics will, at its expense, maintain JAV on the benefits program in existence at the time of the Termination for a twelve-month period if the Severance Payment is accepted as a twelve-month "salary continuation" program, or for 24 months if the Severance Payment is accepted as a twenty-four month "continuation program" at half salary. The choice of the twelve-month, twenty-four month, or lump sum settlement shall be JAV's.
5) In the event that GSI Lumonics opts to terminate JAV's employment before the one year anniversary of the Merger, GSI Lumonics will add to the "one year" base salary an amount equal to one month's salary for every month or portion thereof by which the Termination precedes that anniversary.

In signing this document, JAV pledges that he will not voluntarily terminate his employment with GSI Lumonics for at least one year from the date of the Merger. JAV further pledges that he will positively and actively support the transition from GSI's independence to its participation in the merged Company.

/s/ Joseph A. Verderber                /s/ Charles D. Winston
-------------------------------        -------------------------------
Joseph A. Verderber                    for General Scanning Inc.
                                        Charles D. Winston

         10/27/98                               10/27/98
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Date                                   Date

Witnessed by              [SIGNATURE APPEARS HERE]
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